UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 7, 2016

EnergyTek Corp.
(Exact name of registrant as specified in its charter)

Nevada	814-00175	86-0490034
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7960 E. Camelback, #511 Scottsdale, AZ	85251
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (480) 663-8118

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger with Timefire LLC
Effective September 13, 2016, EnergyTek Corp., a Nevada corporation (the "Company"), ENTK Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Company ("Merger Sub"), and Timefire LLC, a Phoenix-based virtual reality content developer that is an Arizona limited liability company ("Timefire"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which ENTK acquired Timefire, which is now a subsidiary of the Company (the foregoing transaction, the "Merger"). As consideration for the Merger, the Company issued the equity holders of Timefire a total of 414,000,000 shares of the Company's common stock, par value $0.001 per share, and 28,000,000 five-year warrants exercisable at $0.058 per share (the "Merger Warrants").

The foregoing description of the Merger Agreement and Merger Warrants is a summary only and is qualified in its entirety by the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and the form of Merger Warrant, which is filed as Exhibit 4.2 hereto, each of which are incorporated herein by reference.

Private Placement of Series A Shares and Warrants
Immediately upon the closing of the Merger, the Company closed on a private placement offering (the "Offering") with institutional investors (the "Investors") pursuant to which the Company issued and sold the Investors approximately 133,334 shares of the Company's newly designated Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A"), convertible into a total of approximately 66,666,844 shares of the Company's common stock, and a total of 25,862,069 five-year warrants exercisable at $0.058 per share (the "Investor Warrants"), for gross Offering proceeds of $1,500,004. During the period that is between six months and one year following closing of the Offering, provided that certain conditions relating to the Company's common stock are met, the Company has the option to require each holder of Series A and warrants purchased in the Offering to choose to either (i) exercise all warrants, or (ii) cancel all warrants and a corresponding number of Series A shares at the approximate ratio of 194 warrant shares for each share of Series A.  The option only applies to the extent that the Company has not been able to raise at least $1.5 million in one or more subsequent securities offerings.

Each share of the Series A is convertible, at the option of the holder, into 500 shares of Common Stock, subject to certain adjustments. Upon liquidation, dissolution or winding up of the Company, the Series A ranks senior to all other classes and series of the Company's capital stock. Holders of the Series A are entitled to receive dividends and vote together with holders of the Common Stock on an as-converted basis. On September 7, 2016, the Company filed a Certificate of Designations with the Nevada Secretary of State designating 134,000 shares of the Company's authorized preferred stock as the Series A, with the foregoing rights and preferences.

In connection with the Offering, the Company agreed to provide the Investors with registration rights for all shares of common stock held by the Investors and issuable upon conversion or exercise, as applicable, of the Series A shares and Investor Warrants.

In order to permit the Company to issue all of the Common Stock issuable under the Merger Warrants, the Investor Warrants, the Series A and other outstanding shares of preferred stock, the Company is required to effect a one-for-six reverse stock split on or before November 30, 2016.

The foregoing description of the Offering, the Series A, and the Investor Warrants is a summary only and is qualified in its entirety by the full text of the securities purchase agreement related to the Offering, which is filed as Exhibit 10.6 hereto, the Certificate of Designations for the Series A, which is filed as Exhibit 4.1 hereto, and the form of Investor Warrant, which is filed as Exhibit 4.3 hereto, each of which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included under Item 1.01, above, related to the Merger and the Offering is incorporated by reference herein. The shares of common stock issued in connection with the Merger, the Series A shares, all warrants described herein, and the shares of common stock issuable upon exercise or conversion of the Series A and the warrants have not been registered under the Securities Act of 1933 (the "Act") and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Act and Rule 506(b) promulgated thereunder. These shares may not be offered or sold in the absence of an effective registration statement or exemption from the registration requirements under the Act.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure included under Item 1.01, above, related to the issuance of the Series A is incorporated by reference herein.

Item 5.01 Changes in Control of Registrant.

The disclosure included under Item 1.01, above, related to the Merger, and Item 5.02, below, related to changes to the Company's Board of Directors (the "Board") is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Appointments and Employment Agreements
In connection with the Merger described above, Mr. John Wise was appointed President of the Company, replacing Mr. Jonathan Read, who remains Chief Executive Officer and Chairman of the Company.  In addition, Mr. Jeffrey Rassas was appointed Chief Strategy Officer.

Mr. Wise, 53, founded Timefire in 2014 and has served as a member of its management committee since its inception. Mr. Wise has also been an author since 2010.  In connection with the Merger, Mr. Wise entered into an employment agreement with the Company pursuant to which he will be compensated $150,000 a year for his services. The employment agreement has an initial term of two years and automatically renews for one-year terms thereafter unless terminated by either Mr. Wise or the Company. Mr. Wise will also be eligible for a bonus at the discretion of the Company's compensation committee.

Mr. Rassas, 54, has served as the Chief Executive Officer and Chairman of Airware Labs Corp. (OTCQB: AIRW) since 2012.  In addition, since 2014, he has served on the management committee of Timefire.  He previously served as the Chief Executive Officer and a director of YouChange Holdings Corp. from 2008 through 2012. In connection with the Merger, Mr. Rassas entered into an employment agreement with the Company with terms identical to those described above for Mr. Wise.

In connection with the Merger, Mr. Read also entered into an employment agreement with the Company to replace his prior interim compensation arrangement. Mr. Read's employment agreement is identical to Mr. Wise's and Mr. Rassas's except that the Board also awarded Mr. Read 5,000,000 restricted stock units of which 1,666,667 were fully vested on the date of grant and the balance will vest in approximately equal parts one year and two years from the closing date of the Merger, subject to continued employment on each applicable vesting date.

Director Appointments
Pursuant to the Merger Agreement, Mr. Wise was appointed to the Board. In addition, the Company agreed that, upon complying with the requirements of Rule 14f-1 under the Securities Exchange Act of 1934, the Company will also appoint to the Board Mr. Rassas, Mr. Lou Werner, III and an additional individual who will be designated by Mr. Read.

Mr. Werner, 47, is an architect and has been the owner of Formwerks Studios, L.L.C. since 2001. Since 2014, he has also served on the board of directors of Technisoil Industrial, LLC.

Equity Incentive Plan
Effective September 13, 2016, the Company adopted the 2016 Equity Incentive Plan (the "Plan"). The Plan provides that the Board may make equity awards to employees, directors, and consultants representing a maximum of 33,000,000 shares of the Company's common stock (including the 5,000,000 restricted stock units granted to Mr. Read, as described above).

The foregoing description of the employment agreements and the Equity Incentive Plan is a summary only and is qualified in its entirety by the full text of the employment agreements filed as Exhibits 10.3, 10.4, and 10.5 hereto, and the Equity Incentive Plan, filed as Exhibit 10.1 hereto, each of which are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure included under Item 1.01, above, related to the issuance of the Series A is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Financial statements required by this Item 9.01 will be filed by amendment not later than 71 calendar days after the required filing date of this report on Form 8-K.

Exhibit No.                    Description
2.1   Agreement and Plan of Merger
2.2   Articles of Merger – Nevada
2.3   Statement of Merger – Arizona
4.1   Series A Convertible Preferred Stock Certificate of Designations
4.2   Form of Merger Warrant
4.3   Form of Investor Warrant
10.1 2016 Equity Incentive Plan
10.2 John Wise Employment Agreement
10.3 Jeffrey Rassas Employment Agreement
10.4 Jonathan Read Employment Agreement
10.5 Jonathan Read Restricted Stock Unit Agreement
10.6 Form of Securities Purchase Agreement
10.7 Form of Registration Rights Agreement
99.1 Audited Financial Statements of Timefire LLC as of December 31, 2015 and 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 13, 2016	EnergyTek Corp. By: /s/ Jonathan R. Read Name: Jonathan R. Read Title: Chief Executive Officer